Exhibit 10.19

Lump-sum Agency Agreement of Tianluncheng Project

Entrusting Party: Shenzhen Mingyuan Investment Holding Co., Ltd. (hereinafter referred to as “Party A”)

Entrusted Party: Shenzhen Jiana Technology Co., Ltd. Heyuan Branch (hereinafter referred to as “Party B”)

In order to rapidly promote the construction of Lighthouse Basin Rural Complex of Shuntian Town, Dongyuan County, Heyuan, fully utilize the advantages of the ecological environment, tourism resources and traffic location, etc of Shuntian, and create the national characteristic rural complex town, and through repeated market survey, Party A and Party B have reached consensus through friendly negotiation in respect of the location and construction of Mingyuan Tianlun Rural Complex (hereinafter referred to as “Tianluncheng”) project of Shuntian Town; now therefore, the Parties have hereby entered into the following terms and conditions in respect of entrusting the operation of the Project to Party B:

Article I Project Land Profile: “Tianluncheng” project is located at the interior of Lighthouse Basin Rural Complex, Daping Village, Shuntian Town, Dongyuan County, Heyuan. Phase I of the project occupies the land of 1678.22 mu; thereinto construction land 605.41 mu, ancient tree park land 66.5 mu, ecological farm 385.58 mu, finance manor 255.56 mu, and other supporting land 365.17 mu. The total building area of the project is 423600㎡, thereinto: dwelling for the aged 340000㎡ (about 3300 households). Supporting facilities for the aged 20000㎡ (medical, catering, bank, supermarket, health examination, longevity and healthcare, college for senior citizens, club for senior citizens, tourism, stadium, undertaking department for senior citizens, property management, etc), resettlement community 16000 ㎡, finance manor 7600㎡, business street 40000 ㎡. The land of phase II is about 800 mu, used to building Daping socialism new village, finance manor, etc.

Article II Entrusted Cooperation Method

1. Party A shall provide lawful and good quality land resources and handle land procedures (including but not limited to land expropriation, land scale, land index, forest declaration, etc, and land listing, and handling state-owned land certificate, construction land planning permit, construction planning permit, construction permit, etc). Party A shall assume all land， project application expenses; Party B shall pay fixed land costs to Party A at the price of 500 Yuan/㎡ according to the building area that has been actually sold;

2. As entrusted by Party A, Party B shall be responsible for full-process planning, promotion and publicity, building sales, operation management, etc, and shall assume all expenses as incurred during the operation process;

3. Party B shall introduce “EPC” general contractor, take charge of project exploration, design, purchase, engineering construction, construction management, completion acceptance, etc, assume all expenses of the project construction by lump-sum way, and charge construction expenses according to the quote standards as implemented under the equal conditions of Heyuan. The construction expenses of EPC general contractor shall be paid by Party A;

4. Party B shall be entrusted by Party A to operate the project by lump-sum, and determine the selling prices of the building in Party B’s sole discretion. Party B shall according to the building area that is actually sold, pay fixed lump-sum price at [650] Yuan/㎡ (including but not limited to exploration, architecture scheme design, construction drawing design, drawing review, planning and architecture construction declaration, detection, acceptance, etc), and shall pay land costs recycling fee and EPC general contractor construction costs to Party A. After having paid fixed lump-sum price, land costs recycling fee and EPC general contractor construction costs, the remaining profit shall be owned by Party B.

5. Party B shall conduct promotion and publicity through Fangrong Zaixian Platform, organize the sales of Yikatong members and offline store resources and charge building purchase prices online. Party B shall settle with Party A once at the end of each month after the sales starts. Party B shall according to the area that is actually sold, pay “fixed lump-sum price [650] Yuan/㎡+ land costs recycling fee [500] Yuan/㎡+EPC general contractor construction costs[ ] Yuan/㎡(subject to the quote price of actual settlement)” to Party A; after the building has sold over 85%, the Parties shall organize the liquidation of the building;

6. As the project development subject, Party A shall cooperate with Party B in completing the signing of Commodity House Sales and Purchase Contract, building mortgage loan, signing of the contract of payment by installments, handling real estate certificate, and the handover procedures of property management, etc.

Article III Charges, Payment and Taxes

1. Party B collects land transfer and building sales amounts on behalf of Party A. Party B shall settle the lump-sum price of land transfer of the first batch in a lump sum with Party A within half a year, and shall settle the building sales amounts with Party A at the end of each month subsequently. Party A shall pay construction costs to EPC general contractor according to the project progress or agreed payment nodes;

2. Party B shall according to the area that is actually sold, pay “fixed lump-sum price [650] Yuan/㎡+ land costs recycling fee [500] Yuan/㎡+EPC general contractor construction costs[ ] Yuan/㎡(subject to the quote price of actual settlement)” to Party A; the remaining will be all taken as the lump-sum operation return of Party B;

3. If the building has been sold over 85% or has been opened for 2 or more years, the portion that has not been sold will be deemed as being purchased by Party B, and Party B shall pay up the remaining “fixed lump-sum price [650] Yuan/㎡+ land costs recycling fee [500] Yuan/㎡+EPC general contractor construction costs[ ] Yuan/㎡(subject to the quote price of actual settlement)” in a lump sum;

4. Party B shall pay “fixed lump-sum price [650] Yuan/㎡+ land costs recycling fee [500] Yuan/㎡+EPC general contractor construction costs[ ] Yuan/㎡(subject to the quote price of actual settlement)” as the building selling prices; Party A shall issue invoices to owners, and the owners handle real estate certificate with such invoices. Party A shall pay business tax (or VAT), land VAT, income tax, etc according to such amounts;

5. Party B shall issue service invoice to owners according to the lump-sum operation expenses that have been actually charged, and shall pay business tax (or VAT), income tax, etc by itself;

6. The cooperation of Party A and Party B hereunder is only limited to the salable portion of land and building. All construction costs (including land, architecture, decoration, etc) of the supporting operation rooms, management rooms and other property that is owned by Party A shall be assumed by Party A.

Article IV Party A’s Duties, Rights and Obligations

1. Party A shall be responsible for land expropriation declaration, environmental review, forest declaration, removal, land use procedures, land listing, land certificate, construction land planning permit, architecture planning permit, construction permit, pre-sale certificate, real estate certificate, etc; 00000

2. Party A shall assume all land and construction declaration expenses;

3. Party A shall try its best to coordinate the relations among the relevant departments of county/town, villagers’ committee and villagers, so as to ensure that the project will be constructed smoothly;

4. Party A has the right to charge fixed lump-sum price from Party B, land costs recycling fee and EPC general contractor’s construction fee.

Article V Party B’s Duties, Rights and Obligations

1. Party B shall set up a professional team to take charge of the full-process planning, promotion and publicity, building sales, operation management, etc of the project, and shall assume corresponding expenses;

2. Party B shall introduce EPC general contractor, take charge of full construction of the project and assume corresponding expenses;

3. Party B shall provide Fangrong Zaixian Platform, organize building sales, complete sales tasks as scheduled and timely settle the building sales amounts that shall be payable to Party A;

4. Party B enjoys the full operation lump-sum price of sales revenue after paying Party A.

Article VI Effectiveness

1. This Agreement shall become effective upon being signed and sealed by the Parties;

2. The period of validity of this Agreement shall be from the date of signing to the date when the project has been completed.

Article VII Liabilities for Breach

1. After the effectiveness of this Agreement, the Parties shall fully, properly and timely perform their obligations hereunder according to this Agreement and all appendixes hereto. Any breach of any provision of this Agreement by either party hereto shall constitute a default. In case of any default of either party, the breaching party shall compensate for all losses as suffered by the non-breaching party therefore, and the performance of this Agreement shall be continued;

2. Party B must complete the operation of Tianluncheng Project according to the requirements of this Agreement within 3 years. If the project fails to be completed within 3 years due to Party B’s cause, it shall constitute the default of Party B; if the project fails to be completed within 3 years due to Party A’s cause, it shall constitute the default of Party A;

3. Any failure or delay in exercising this Agreement or certain right in law shall not operate as the waiver of such right or other right. Single or partial exercise of certain right under this Agreement or in law shall not prejudice the further exercise of such right or other right.

Article VIII Modification, Alteration and Dissolution of this Agreement

1. Any modification or alteration of this Agreement shall be invalid, unless the Parties shall otherwise jointly sign a written agreement through negotiation;

2. This Agreement may be dissolved in case:

(1) The Parties hereto dissolve this Agreement through negotiation;

(2) If either party hereto breaches any provision of this Agreement and fails to correct such breach within 30 days after the receipt of the written notice from the non-breaching party, or breaches any provision of this Agreement for two or more accumulative times, the non-breaching party has the right to unilaterally dissolve this Agreement;

(3) The performance of this Agreement cannot be continued due to force majeure.

Article IX Dispute Resolution

1. The effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China;

2. Any dispute arising between the Parties due to this Agreement shall be settled through friendly negotiation firstly; in case negotiation fails, such dispute may be submitted to Shenzhen Court of International Arbitration for arbitration;

3. During the period when the arbitration proceeding under this Article is being conducted, this Agreement shall remain in full force in all respects other than the matters involved in arbitration. Except the obligations as involved in arbitration, the Parties shall continue performing and exercising their obligations and rights hereunder.

Article X Miscellaneous

1. For any matter not covered herein, the Parties shall sign a supplementary agreement through negotiation; such supplementary agreement and this Agreement shall be equally authentic;

2. This Agreement is made in duplicate, one for each party hereto.

(There is no text on this page. This page is the execution page to Lump-sum Agency Agreement of Tianluncheng Project)

Party A: (Official Seal)

Address: CDE, Floor 7, Tower A, Jinfeng Building, No. 1001, Shangbu South Road, Futian District, Shenzhen Municipality

Party A’s Representative (Signature):

Telephone:

Date of Signing: March 16, 2019

Party B: (Official Seal)

Address: In the Courtyard of the Government of Shuntian Town, Dongyuan County, Heyuan

Party B’s Representative (Signature):

Telephone:

Date of Signing: March 16, 2019

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